UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2008

LIVE CURRENT MEDIA INC.
(Exact name of Registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation)	000-29929 (Commission File Number)	88-0346310 (IRS Employer Identification Number)

375 Water Street, Suite 645
Vancouver, British Columbia V6B 5C6
(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 453-4870

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

This Form 8-K and other reports filed by the Company from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 19, 2008, Live Current Media Inc. (the “Company”) completed a private offering of securities pursuant to a Subscription Agreement (the “Agreement”).  The Company has accepted subscriptions from 11 accredited investors (the “Purchasers”) pursuant to which the Company has issued and sold 1,627,344 equity units (“Units”) of the Company, at a price of $0.65 per Unit (the “Offering Price”) for total gross proceeds of $1,057,775.  Each Unit consists of (i) one share of common stock, par value $0.001 per share (the “Common Stock”) of the Company, (ii) a two-year warrant to purchase one-half share of Common Stock at an exercise price of $0.78 (the “20% Premium Warrant”) and (iii) a three-year warrant to purchase one-half share of Common Stock at an exercise price of $0.91 (the “40% Premium Warrant” and collectively with the 20% Premium Warrant, the “Warrants”).  Accordingly, the Company issued an aggregate of 1,627,344 shares of Common Stock, 1,627,344 20% Premium Warrants with an exercise price of $0.78, and 1,627,344 40% Premium Warrants with an exercise price of $0.91 (the “Financing”).  The Financing closed on November 19, 2008 (the “Closing”).  The proceeds of the Financing will be used by the Company for general working capital purposes.

Pursuant to the terms of the Agreement, the Company has agreed to file a registration statement on Form S-1 or other appropriate registration form with the Securities and Exchange Commission (the “Registration Statement”) within 90 days following the Closing for resale of the Common Stock and Common Stock underlying the Warrants (the “Registrable Securities”).  The Company is further required to use its reasonable best efforts to cause such Registration Statement to become effective within 90 days after it is filed, and shall further use its reasonable best efforts to maintain the Registration Statement’s effectiveness until the earlier of (i) such time as all Common Stock and Common Stock underlying the Warrants may be sold pursuant to an exemption from registration and (ii) such time as all Common Stock and Common Stock underlying the Warrants have been sold pursuant to an effective registration statement.

 Each of Mr. C. Geoffrey Hampson, the Company’s Chief Executive Officer, Mr. Jonathan Ehrlich, the Company’s President, and Mr. Mark Melville, the Company’s Chief Corporate Development Officer, participated in the offering in purchase amounts ranging from $25,000 to $126,750.

The foregoing description of the Financing does not purport to be complete and is qualified in its entirety by reference to the Agreement, the form of 20% Premium Warrant, and the form of 40% Premium Warrant, which are attached to this Current Report as Exhibits 10.1, 4.1.1, and 4.1.2, respectively.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 3.02.

The shares of Common Stock issued in the Financing were offered and sold in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder.  Each Purchaser represented to the Company that such Purchaser is an “accredited investor” as such term is defined under Regulation D and the Financing did not involve any form of general solicitation or general advertising.

ITEM 8.01 OTHER EVENTS

On November 19, 2008, the Company issued a Press Release concerning the Financing described above in Items 1.01 and 3.02 of this Current Report. A copy of the Press Release is attached to this Current Report as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No	Item

4.1.1	Form of Common Stock Purchase Warrant (20% Premium Warrant)
4.1.2	Form of Common Stock Purchase Warrant (40% Premium Warrant)
10.1	Form of Subscription Agreement
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVE CURRENT MEDIA INC.

By:	/s/ C. Geoffrey Hampson
C. Geoffrey Hampson
Chief Executive Officer
Dated: November 20, 2008